EXHIBIT 23.3

                                         Independent Auditors' Consent



The Board of Directors
Norwest Corporation:


We consent to the use of our report dated January 17, 1996 incorporated herein by reference and to the reference to our firm under the heading "EXPERTS" in the registration statement. Our report refers to the Corporation's adoption of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 122, "Accounting for Mortgage Servicing
Rights, an amendment of FASB Statement No. 65."


                                                      /s/ KPMG Peat Marwick LLP
                                                     KPMG PEAT MARWICK LLP


Minneapolis, Minnesota
May 9, 1996